Exhibit 4.3

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 6, 2026, is by and among HCA Healthcare, Inc., a Delaware corporation (the “Company”), Hercules Holding II, a Delaware general partnership (“Hercules”) and Frisco Holding II, a Delaware general partnership (“Frisco” and Hercules, Frisco and any Person who becomes a party hereto pursuant to Section 11(c), each an “Investor”).

WHEREAS, Hercules and the Company, together with other Persons, previously entered into a Registration Rights Agreement (the “Old Agreement”), dated as of November 22, 2010, providing for certain registration rights in respect of Hercules’ and such Persons’ holdings of common stock, par value $0.01 per share (the “Common Stock”), of the Company;

WHEREAS, Hercules has distributed to Frisco all shares of Common Stock attributable to, and in redemption of, Frisco’s interest in Hercules (the “Old Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, (a) the Company and Frisco have entered into that certain Exchange Agreement, dated as of the date of this Agreement, pursuant to which Frisco transferred to the Company the Old Shares, and, in consideration therefor, the Company issued to Frisco 36,557,141 shares of Common Stock and (b) the Company, Hercules and Frisco have entered into that certain Amended and Restated Stockholders’ Agreement (the “Amended and Restated Stockholders’ Agreement”), dated as of the date of this Agreement, as amended, modified or supplemented from time to time, providing for certain corporate governance matters in respect of Hercules’ and Frisco’s holdings of the Common Stock;

WHEREAS, in connection with Hercules’ and Frisco’s ownership of the Common Stock, certain members of the Frist Group have entered into the Amended and Restated Partnership Agreement of Hercules (the “Hercules Partnership Agreement”) and the Partnership Agreement of Frisco (the “Frisco Partnership Agreement” and, together with the Hercules Partnership Agreement, the “Partnership Agreements”), in each case, dated as of February 6, 2026, as amended, modified or supplemented from time to time, setting forth certain rights of the Frist Group related to corporate governance and other matters of Hercules and Frisco in respect of the Company; and

WHEREAS, the parties hereto now wish to amend and restate the Old Agreement in the form of this Agreement to correspond to the Amended and Restated Stockholders’ Agreement and to provide certain registration rights in respect of the holdings of the Frist Group, both indirectly through Hercules and Frisco, and directly, and of any other Investors, in each case, of the Common Stock.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.
Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Partnership Agreements:

“Amended and Restated Stockholders’ Agreement” shall have the meaning set forth in the Recitals.

“Common Stock” shall have the meaning set forth in the Recitals.

“Demand Notice” shall have the meaning set forth in Section 2(a) hereof.

“Demand Registration” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Family Member” shall mean, with respect to any natural Person, (i) any family member (including any child, stepchild, grandchild or more remote issue, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, child of sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, cousin and adoptive relationships) or heir, legatee, beneficiary, devisee or estate of such Person or (ii) any foundation, trust, family limited partnership, family limited liability company or other entity created and used for estate planning, charitable or educational purposes, so long as any such foundation, trust, family limited partnership, family limited liability company or other entity is controlled by, for the benefit of, or owned by one or more Persons described in clause (i) and/or clause (ii).

“Family Representative” means Frisco (or such other Person who is a member of the Frist Group following Frisco’s notice to the Company in writing to that effect from time to time).

“Frisco” shall have the meaning set forth in the Preamble.

“Frisco Partnership Agreement” shall have the meaning set forth in the Recitals.

“Frist Group” shall mean the following Persons, collectively: Hercules, Frisco, partners of Hercules and/or Frisco and each of their respective successors, permitted assigns and Permitted Transferees, as applicable, that from time to time directly or indirectly hold any interest in the Company.

“Hercules Partnership Agreement” shall have the meaning set forth in the Recitals.

“Losses” shall have the meaning set forth in Section 7(a) hereof.

“Management Stockholder’s Agreement” shall mean the Management Stockholder’s Agreement dated as of November 17, 2006, among the Company and certain members of senior management of the Company and any other substantially similar Management Stockholder’s Agreement subsequently entered into among the Company and any employee of the Company, in each case as amended from time to time.

“Old Agreement” shall have the meaning set forth in the Recitals.

“Old Shares” shall have the meaning set forth in the Recitals.

“Permitted Transferee” shall mean: (i) a partner of Hercules or Frisco; (ii) a Family Member with respect to a Person described in clause (i); or (iii) a Person who is a Family Member with respect to the same natural Person as a person described in clause (i) and/or clause (ii).

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 3(a) hereof.

“Piggyback Registration” shall have the meaning set forth in Section 3(a) hereof.

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean the sale of Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S‑4 or Form S‑8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Registrable Securities” shall mean all shares of Common Stock held directly or indirectly by a Registration Rights Holder (including (i) any shares of Common Stock held indirectly by a Registration Rights Holder through Hercules or Frisco and (ii) any shares of Common Stock issuable upon exercise of an Option (as defined in the Management Stockholder’s Agreement) held by a Registration Rights Holder to the extent then exercisable). As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144, (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Rights Holder” shall mean, each of the Investors, any member of the Frist Group holding Common Stock directly rather than indirectly through Hercules or Frisco, any employee party to a Management Stockholder’s Agreement (but only to the extent that such employee is entitled to registration rights thereunder), and any other person entitled to incidental or piggyback registration rights pursuant to an agreement with the Company.

“Registration Statement” shall mean any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requisite Investors” shall mean, except as specifically provided herein, one or more Investors holding in the aggregate more than 5% of the shares of Common Stock (including indirect holdings through Hercules or Frisco).

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Senior Manager” shall have the meaning given thereto in the Management Stockholder’s Agreement.

“underwritten registration or underwritten offering” shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Where this Agreement provides for the vote, consent or approval of the Frist Group, the Frist Group’s vote, consent or approval shall be deemed to be given if approved by the Family Representative. Each Registration Rights Holder shall be deemed, for purposes hereunder, to be a holder of (i) a percentage of the number of shares of Common Stock directly but not indirectly held by Hercules equal to the percentage of the total “Units” issued by Hercules held by such Registration Rights Holder, (ii) a percentage of the number of shares of Common Stock directly but not indirectly held by Frisco equal to the percentage of the total “Units” issued by Frisco held by such Registration Rights Holder and (iii) any shares of Common Stock of the Company directly but not indirectly held by such Registration Rights Holder.

Section 2.
Demand Registrations.
(a)
Requests for Registration. Subject to the following paragraphs of this Section 2(a), the Requisite Investors shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to register, pursuant to the terms of this Agreement under and in accordance with the provisions of the Securities Act, the number of Registrable

Securities requested to be so registered pursuant to the terms of this Agreement (a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by such group of Requisite Investors is reasonably expected to result in aggregate gross cash proceeds in excess of $200,000,000 (without regard to any underwriting discount or commission). Following receipt of a Demand Notice for a Demand Registration, the Company shall use its reasonable best efforts to file a Registration Statement as promptly as practicable, but not later than 30 days after such Demand Notice, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of this Section 2 if the Registration Statement relating thereto (i) does not become effective (ii) is not maintained effective for the period required pursuant to this Section 2, or (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction or similar order or requirement of the SEC during such period in which case such requesting holder of Registrable Securities shall be entitled to an additional Demand Registration, as the case may be, in lieu thereof.

Within 10 days after receipt by the Company of a Demand Notice, the Company shall give written notice (the “Notice”) of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 2(b) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within 15 days after such Notice is given by the Company to such holders.

All requests made pursuant to this Section 2 will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.

The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 270 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(b)
Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in its view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows (unless the underwriters require a different allocation):
(i)
first, among the holders of Registrable Securities on the basis of the percentage of the Registrable Securities owned directly or indirectly by each such

Investor or other Person pro rata relative to the number of Registrable Securities owned directly or indirectly by all such Persons; and
(ii)
second, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Company.

For purposes of any underwriter cutback, all Registrable Securities held by any member of the Frist Group shall also include any Registrable Securities held by the estates and Family Members of any such member of the Frist Group, any trusts for the benefit of any of the foregoing persons and, at the election of such member of the Frist Group, any charitable organization, in each case to which any of the foregoing shall have distributed, transferred or contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering; provided, that such distribution, transfer or contribution occurred not more than 90 days prior to such execution, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(c)
Postponement of Demand Registration. The Company shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 60 days, the filing of a Registration Statement if the Company delivers to the holders requesting registration a certificate signed by both the chief executive officer and chief financial officer of the Company certifying that, in the good-faith judgment of the board of directors of the Company, such registration and offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 5(o). If the Company shall so postpone the filing of a Registration Statement, the Family Representative shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders.
(d)
Cancellation of Demand Registration. Holders of a majority of the Registrable Securities which are to be registered in a particular offering pursuant to this Section 2 shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdraw, in which event the Company shall abandon or withdraw such registration statement.

Section 3.
Piggyback Registration.
(a)
Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 2, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock whether or not for sale for its own account (other than a registration statement (i) on Form S‑4, Form S‑8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan, then, each such time), the Company shall give prompt written notice of such proposed filing at least twenty (20) days before the anticipated filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include in such registration statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after notice has been given to the applicable holder. The eligible holders of Registrable Securities shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two business days prior to the effective date of such Piggyback Registration. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.
(b)
Priority on Piggyback Registrations. The Company shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities requested to be included in the registration for such offering to include all such Registrable Securities on the same terms and conditions as any other shares of capital stock, if any, of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that it is their good-faith opinion that the total amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered for the account of holders of Registrable Securities (other than the Company) shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters by reducing the securities requested to be included by the holders of Registrable Securities requesting such registration pro rata among such holders based on the number of Registrable Securities owned directly or indirectly by all such Persons.
(c)
Shelf Take-Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to Section 2 or this Section 3 is effective, if any holder or group of holders of Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Underwritten Offering”) and stating the number of the Registrable Securities to be included in the Shelf Underwritten Offering, then the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten

Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 3(c)). In connection with any Shelf Underwritten Offering:
(i)
such proposing holder(s) shall also deliver the Take-Down Notice to all other holders included on such shelf registration statement and permit each holder to include its Registrable Securities included on the shelf registration statement in the Shelf Underwritten Offering if such holder notifies the proposing holders and the Company within five business days after delivery of the Take-Down Notice to such holder; and
(ii)
in the event that the underwriter determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of shares which would otherwise be included in such take-down, the underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as is described in Section 2(b) with respect to a limitation of shares to be included in a registration.
Section 4.
Restrictions on Public Sale by Holders of Registrable Securities; Restrictions on the Company. Each holder of Registrable Securities agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 2 or Section 3 hereof (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another any of the economic consequences of owning the Common Stock, or to give any Demand Notice during the period commencing on the date of the request and continuing for not more than 90 days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such Public Offering shall be made, or such lesser period as is required by the managing underwriter.

If any registration pursuant to Section 2 of this Agreement shall be in connection with any underwritten Public Offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (i) on Form S‑4, Form S‑8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within 90 days (or such shorter periods as the managing underwriters may agree to with the Family Representative) after the effective date of such registration.

Section 5.
Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)
Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the holders thereof or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such registration); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the applicable member(s) of the Frist Group if such member(s) are selling Registrable Securities under such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities held by the Frist Group (represented by the Family Representative) who are selling Registrable Securities under such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law.
(b)
Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.
(c)
Notify each selling holder of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(d)
Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.
(e)
If requested by the managing underwriters, if any, or the holders of a majority of the then-outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.
(f)
Furnish or make available to each selling holder of Registrable Securities, and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter).
(g)
Deliver to each selling holder of Registrable Securities, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 5, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.
(h)
Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.
(i)
Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within 10 business days prior to having to issue the securities.
(j)
Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.
(k)
Upon the occurrence of any event contemplated by Section 5(c)(ii), 5(c)(iii), 5(c)(iv), 5(c)(v) or 5(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(l)
Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.
(m)
Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.
(n)
Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section 7 except as otherwise agreed by the Family Representative and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 5(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.
(o)
Make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law, (iii) disclosure of such information, in the opinion of counsel, to such Person is necessary or advisable to defend such Person in any litigation relating to any such disposition or proposed disposition of Registrable Securities or (iv) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i), (ii) or (iii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law.
(p)
Cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”) taking into account the Company’s business needs.
(q)
Cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (FINRA); and
(r)
Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c) (iv), 5(c)(v) or 5(c)(vi) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Company shall extend the time periods under Section 2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

Section 6.
Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 5(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, and (vii) fees and disbursements of one counsel for the Frist Group and, if the Frist Group is not participating in the offering, of one counsel for holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by the Family Representative if such Registration Statement is pursuant to a Demand Registration and otherwise by the holders of a majority of the Registrable Securities included in such Registration Statement) shall be borne by the Company whether or not any Registration Statement is filed or becomes effective. In addition, the Company shall bear all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

The Company shall not be required to pay (i) except as noted above, fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses 6(i)(B) and 6(vii)) (including, for the avoidance of doubt, any counsel retained by any holder of Registrable Securities to provide an opinion that a transfer of Registrable Securities complies with the requirements of Rule 144), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 6.

Section 7.
Indemnification.
(a)
Indemnification by the Company. The Company shall, and shall cause each of its subsidiaries to, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law and on a joint and several basis, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter (collectively, “Holder Indemnitees”), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company or of the Exchange Act or any rule or regulation thereunder applicable to the Company and in any such case relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each Holder Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission by such holder or underwriter, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such holder. It is agreed that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).
(b)
Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests specifically for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the fullest extent permitted by law, severally and not jointly, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (collectively, “Company Indemnitees”), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Company Indemnitee for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such holder expressly for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of each selling holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement. In addition, insofar as the foregoing indemnity relates to any such untrue statement or omission made in the preliminary Prospectus but eliminated or remedied in the amended Prospectus on file with the SEC at the time the Registration Statement becomes effective or in the final Prospectus filed pursuant to applicable rules of the SEC or in any supplement or addendum thereto and such new Prospectus is delivered to the underwriter, the indemnity agreement in this Section 7(b) shall not inure to the benefit of any person if a copy of the final Prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the Person asserting the Loss at or prior to the time such furnishing is required by the Securities Act.
(c)
Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Proceeding, to, unless in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the indemnifying party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; or (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding; provided, further, however, that the indemnifying party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.
(d)
Contribution. If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)
Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
Section 8.
Rule 144; Rule 144A.
(a)
The Company shall (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, (ii) take such further action as any holder of Registrable Securities may reasonably request, and (iii) furnish to each holder of Registrable Securities forthwith upon written request (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Company, and (z) such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8(a) will require the Company to cause its counsel to provide an opinion of counsel that any transfer of Registrable Securities complies with the requirements of Rule 144 until the holder of such Registrable Securities has held such securities in the name of such holder for at least six months, if the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or at least one year, if the Company is not.
(b)
Each holder of Registrable Securities and each prospective holder of shares of Registrable Securities who may consider acquiring Registrable Securities in reliance upon Rule 144A under the Securities Act (or any successor or similar rule then in force) (“Rule 144A”) shall have the right to request from the Company, and the Company will provide upon such request, such information regarding the Company and its business, assets and properties, if any, as is at the time required to be made available by the Company under the Rule 144A so as to enable such holder to transfer Registrable Securities to such prospective holder in reliance upon Rule 144A.
(c)
The foregoing provisions of this Section 8 are not intended to modify or otherwise affect any restrictions on transfers of securities contained in the Partnership Agreements or any Management Stockholder’s Agreement.
Section 9.
Underwritten Registrations. If any Demand Registration is an underwritten offering, the Family Representative shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by the Company, not to be unreasonably withheld. The Company shall have the right to select the investment banker or investment bankers and managers to administer any Piggyback Registration.

No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter by such Person; and provided, further, that such Person’s liability in respect of such representations and warranties shall not exceed such Person’s gross proceeds from the offering.

Section 10.
Other Agreements. The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 2 or 3 of this Agreement remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (a) rights of registration in the nature or substantially in the nature of those set forth in Section 2 or 3 of this Agreement that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration or (b) rights of registration in the nature or substantially in the nature of those set forth in Section 2 or 3 of this Agreement that would be pari passu with the Registrable Securities with respect to the inclusion of such securities in any registration, unless otherwise consented to by the Family Representative.
Section 11.
Miscellaneous.
(a)
Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Family Representative; provided, however, that any modification or amendment of this Agreement that would subject any Investor to adverse differential treatment relative to the other Investors shall require the agreement of the differentially treated Investor. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.
(b)
Notices. All notices required to be given hereunder shall be in writing and shall be personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):

if to the Company, to its principal executive officers;

if to Hercules or Frisco:

c/o:

Frisco, Inc.

1100 N. Market Street

Suite 4050

Wilmington, DE 19890

Attn: President

Telephone: (302) 651-8321

with a copy (which shall not constitute notice) to:

Thomas F. Frist III

3100 West End Avenue

Suite 1225
Nashville, TN 37203

Telephone: (615) 269-7979

and (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004

Attn: Joseph Hearn; Stephen Kotran; Charles Dowling
Email: hearnj@sullcrom.com; kotrans@sullcrom.com; dowlingc@sullcrom.com
Telephone: (212) 558-4000;

and, if to any Investor, at such Investor’s address as set forth on the records of Hercules, Frisco or the Company, as applicable.

Any such notice shall be deemed given and effective upon actual receipt (or refusal of receipt).

(c)
Successors and Assigns; Shareholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Investors or any of the Frist Group; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Company an Addendum Agreement substantially in the form of Exhibit A hereto promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed an Investor for purposes of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.
(d)
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(e)
Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(f)
Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
(g)
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)
Entire Agreement. This Agreement, the Partnership Agreements and the Management Stockholder’s Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter including, for the avoidance of doubt, the Old Agreement and, with respect to any member of the Frist Group, the Registration Rights Agreement, dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto.
(i)
Securities Held by the Company or its subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.
(j)
Actions by Hercules and Frisco. Hercules and Frisco each agree to take such actions as are necessary to effectuate the rights of the Investors hereunder, including making registration requests and elections at the request of partners of Hercules or Frisco, as applicable, in respect of Registrable Securities held directly by Hercules or Frisco, as applicable.
(k)
Term. This Agreement shall terminate with respect to an Investor at the date on which such Investor ceases to own Registrable Securities; provided, that, for the avoidance of doubt, any underwriter lock-up that an Investor has executed prior to an Investor’s termination in accordance with this clause shall remain in effect in accordance with its terms.
(l)
Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.
(m)
Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in New York, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of subsection (b) of this Section 11.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(n)
Acknowledgment. The parties hereto hereby terminate the Old Agreement effective upon the effective time of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

FRISCO HOLDING II

By: /s/ J. William B. Morrow_____________
Name: J. William B. Morrow
Title: President

[Signature Page to the Amended and Restated Registration Rights Agreement]

HERCULES HOLDING II

By: /s/ J. William B. Morrow_____________
Name: J. William B. Morrow
Title: President

[Signature Page to the Amended and Restated Registration Rights Agreement]

HCA HEALTHCARE, INC.

By: /s/ John M. Franck II________________
Name: John M. Franck II
Title: Vice President – Legal and Corporate

Secretary

[Signature Page to the Amended and Restated Registration Rights Agreement]

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this ___ day of __________, 20____, by and between ____________________ (the “New Investor”) and HCA Healthcare, Inc. (the “Company”), pursuant to a Registration Rights Agreement dated as of ___, 2026 (as the same may be amended from time to time, the “Agreement”), between and among the Company and the Investors. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and WHEREAS, the New Investor has acquired Registrable Securities directly or indirectly from an Investor; and

WHEREAS, the Company and the Investors have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Investor to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Investor acknowledges that it has received and read the Agreement and that the New Investor shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be an Investor thereunder.

New Investor

Address (for notices pursuant to Section 11(b) of the Agreement):

AGREED TO on behalf of HCA HEALTHCARE, INC. pursuant to Section 11(c) of the Agreement.

HCA HEALTHCARE, INC.

By:
Name: [●]
Title: [●]

[Signature Page to the Addendum Agreement]